STATE OF NORTH CAROLINA                     )
                                            )                              LEASE
COUNTY OF WAKE                              )


                               ARTICLE I. PARTIES

         1.01. THIS LEASE made and entered into to be effective as of the___ day of May, 1994, between RBC CORPORATION ("Landlord") and BUSINESS
TELECOMMUNICATIONS, INC. ("Tenant").

                               W I T N E S S E T H

                          ARTICLE II. DEMISED PREMISES

         2.01. Landlord leases to Tenant and Tenant leases from Landlord certain office space (hereinafter called the "Demised Premises") in a nine-story office building currently being renovated (the "Building") situated on certain land more particularly described by metes and bounds in Exhibit A attached hereto (the "Land") leased by Landlord at 4300 Six Forks Road in Raleigh, North Carolina. The Demised Premises consists of the square feet of rentable area in the Building disclosed on Schedule I attached to this Lease and made a part hereof (hereinafter called "Schedule I"), all of said space being shown on Exhibit B attached hereto. All calculations of the rentable area of the Demised Premises and the Building shall be made in accordance with the BOMA Standard of Measuring Floor Area of Office Buildings (reprinted in August, 1990). Rentable square feet for any tenant space which constitutes all of the available office space on any floor in the Building shall be as set forth in Exhibit B-l attached hereto. Landlord, at its expense, shall provide Tenant with the Base Building items set forth on Exhibit C-l

         2.02. The Demised Premises consist of the unfinished interior office space in the Building. Landlord, at its expense, shall provide Tenant with the "Base Building" items set forth on Exhibit C-l. Landlord, at Tenant's cost, shall also install the items and perform the work (collectively "upfitting") specified in the plans and upfitting requirements set forth in Exhibit C; however, Landlord shall provide Tenant with an upfitting allowance to subsidize Tenant's upfitting cost as specified in Schedule I. All work shall be performed in accordance with the provisions of Article XVI

         2.03. Prior to occupancy of the Demised Premises by the Tenant, Landlord and Tenant shall enter into a supplement of this Lease in the forth attached hereto as Exhibit D setting forth the exact measurements of the Demised Premises calculated as provided hereinabove, the Commencement Date and Expiration Date of the term of this Lease as provided in Article IV and the exact amount of the Annual Minimum Rent (hereinafter defined) and monthly installments of minimum rent required in accordance with Article V herein, with such terms, conditions and provisions being consistent with the terms set forth in this Lease as of the date hereof.

         2.04. Exhibits A, B, B-l, C, C-l and D and Schedule I mentioned above and Exhibit E mentioned hereafter are attached hereto and incorporated herein by this reference.

                                ARTICLE III. USE

         3.01. Tenant shall use and occupy the Demised Premises solely for the purpose set forth in Schedule I; however, activities conducted within the Demised Premises shall bc limited to activities generally conducted in firstclass office buildings in the immediate vicinity of the Building as reasonably determined by Landlord.

         3.02. If any governmental license or permit, other than a governmental license or permit required for occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord's operation of the Building, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

         3.03. Tenant and its employees, invitees, licensees and agents shall have the right of reasonable ingress to and egress from the Demised Premises through use of the public entrances, exits, hallways and lobby areas of the Building located on the first and second floors and the elevator and stairwell system of the Building twenty-four hours per day, seven days per week (with appropriate building security measures permitted after normal working hours and on non-business days); the right of reasonable use of all halls, toilets, and sanitary facilities on all floors of the Building on which the Demised Premises are located; and the right of reasonable use of all other general common facilities located in or about the Building, including sidewalks, areas for general Building deliveries, and other common appurtenances to the Building.

                         ARTICLE IV. TERM AND POSSESSION

         4.01. Subject to Section 4.02 hereof, the term of this Lease shall begin OD the date set forth as the "Commencement Date" shown on Schedule I and end at midnight on the date set forth as the "Expiration Date" shown on Schedule I.

         4 02. Notwithstanding the Commencement Date and Expiration Date set forth in Section 4 01 hereof. if the Demised Premises are not substantially ready for occupancy on the Commencement Date specified herein, the Commencement Date of the term of this Lease shall be the date Tenant is tendered possession of the Demised Premises ready for occupancy in accordance with Section 4.03 hereof, or the date Tenant takes possession of the Demised Premises, whichever date is earlier; provided, however, the Commencement Date shall not occur until all necessary applicable governmental permits and approvals required for occupancy have been issued and a copy delivered to Tenant. Irrespective of the foregoing, the Commencement Date shall not occur prior to November 15, 1994, unless Tenant occupies the Demised Premises for the conduct of its business. Landlord shall use its good faith efforts to cause the Commencement Date for the fifth, sixth and ninth floors of the Demised Premisesto occur on November 15, 1994, or as soon thereafter as reasonably practical subject to events or circumstances beyond the reasonable control of Landlord. Anything to the contrary contained herein notwithstanding, with respect to the fifth, sixth and ninth floors of the Demised Premises,

(i) on or before June 30, 1994, Tenant shall provide Landlord with final, approved pricing documents related to the upfitting of the Demised Premises (including, without limitation, space plans showing electrical outlets, telephone jacks, final wall locations and finish parameters); and (ii) on or before July 31, 1994, Tenant shall provide Landlord with final, approved plans and specifications and permit drawings released for construction related to the upfitting of the Demised Premises. In the event Tenant timely complies with the requirements of the preceding sentence and the Demised Premises are not ready for reasonable occupancy by Tenant by November 14, 1994, Landlord shall reimburse Tenant for any actual, out-of pocket loss, cost, expense and/or damages (including reasonable attorney's fees) incurred by Tenant due to the delayed delivery of the Demised Premises; provided, however, that (i) Landlord shall not be liable for damages with respect to delays caused by unavailability or delay in delivery of any specialty of custom items required by Tenant; and
(iii) if Tenant fails to meet the deadlines referenced in the preceding sentence, the November IS, 1994 date for delivery of the Demised Premises shall be delayed by the number of working days corresponding to the number of days by which Tenant is tardy in complying with such requirements.

         Landlord shall keep Tenant advised as to the progress of construction of the Building and the improvements to be made in the Demised Premises so that Tenant can properly plan its relocation into the Building. In the event Tenant desires to move into the Building in phases, Landlord shall prioritize completion of the Demised Premises to the extent that Landlord's overall construction activities are not disrupted. If the Commencement Date is the first day of a calendar month, the term of this Lease shall expire at midnight on the last day of the calendar month which corresponds to the 'Number of Months of the Term of the Lease. shown on Schedule 1. If the Commencement Date is not the first day of a calendar month, the term of this Lease shall expire as if the Commencement Date was the first day of the next succeeding month.

         4.03. The Demised Premises shall be deemed ready for Tenant's occupancy when (i) upfitting of the Demised Premises has been completed substantially in accordance with Exhibit C and the Demised Premises are made available to Tenant for reasonable use; (ii) public entrances and exits, parking (as required hereunder) and the elevator and stairwell system, heating, air-conditioning and ventilation system, electrical system, restrooms and hallways serving the Demised Premises are substantially completed, and (iii) all governmental permits, certificates or approvals necessary for Tenant's lawful occupancy of the Demised Premises have been issued. The Demised Premises shall not be deemed unready or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be completed. Irrespective of the foregoing, in the event delays are caused by reason of Tenant's failure to provide approvals of the plans and specifications for the upfitting within a reasonable period of time or other reasons within Tenant's control (e.g. delays in delivery of specialty or custom items required by Tenant), then the "Commencement Date" shall be deemed to have occurred when the Commencement Date would have occurred had delays not been caused by Tenant. Upon substantial completion of the Demised Premises and prior to Tenant's occupancy of the Demised Premises, Landlord and Tenant shall conduct a walk-through inspection of the Demised Premises and shall agree on a so-called "punch list" which shall contain items which remain to be done and which Landlord, by signing such punch list, shall agree to complete or to perform within thirty (30) days of the date of the walk-through inspection (subject to availability of specialty or custom items required by Tenant).

         4.04. If Tenant shall remain in possession of the Demised Premises after the expiration of either the original term of this Lease or of any extended term without Landlord's consent it shall not be deemed or construed to be a renewal or extension of this Lease but shall only operate to create a month-to-month tenancy at the then existing rental rate, and said month-to-month tenancy may be terminated by Landlord at the end of any month upon 30 days prior written notice to Tenant.

         4.05. Tenant's entry into, and taking possession of, the Demised Premises shall constitute Tenant's acknowledgment that to its knowledge the Demised Premises are in good and tenantable condition at the beginning of the term hereof, subject to completion of punch list items and subject to any obligations of Landlord to correct any defects in the construction or workmanship in the Base Building items and, if Landlord performs the work related to the upfitting of the Demised Premises, the upfitting of the Demised Premises.

         4.06. Tenant shall not be liable for the payment of rent until Landlord delivers possession in accordance with Section 4.03 hereof.

         4.07. Tenant shall have the option to extend the term of this Lease-for the additional Option Period(s) as set forth in Schedule I, by providing written notice of extension to Landlord of its election to extend the term, such notice to be given at least one hundred twenty (120) days prior to the expiration of the then-current term. During each Option Period(s), the Annual Minimum Rent for the Demised Premises shall be as specified in Schedule I. For purposes of this Lease, the term "Market Rate" or "Market" shall mean the annual minimum rent established by Landlord to reflect Landlord's estimate of the annual minimum rent which could reasonably be expected from a third party if the Demised Premises were released for the Option Period; however, the annual minimum rent so established shall not exceed the annual minimum rent then generally being quoted by Landlord to prospective tenants for comparable tenant space in the Building, and if no comparable tenant space is then being leased in the Building, the annual minimum rent so established shall not exceed the annual minimum rent then being quoted by landlords for new tenants for comparable tenant space in first-class, high-rise office buildings in the vicinity of the Building(in each case as adjusted to allow for a Base Amount and Tax Base Amount equivalent to that specified in Schedule D. For purposes of the foregoing definition, all references as to the quotation of annual minimum rent shall mean the rent quoted for a term comparable to the Option Period to the fullest extent possible. In the event, Tenant exercises its option to extend the term of this Lease pursuant to this Section 4.07, at the request of Tenant, Landlord, at its sole cost, shall cause the Demised Premises to be recarpeted and painted and new wallcoverings to be installed with all such reupfittings to be of the substantially same standard and quality as the original upfitting of the Demised Premises pursuant to Exhibit C attached hereto. In written request of Tenant, Landlord-shall advise Tenant as to the Annual Minimum Rent which will be applicable for each Option Period; however, Landlord shall-not be obligated to provide a written quotation to Tenant regarding any Option Period sooner than one year prior to the expiration of the then current term of this Lease.

         4.08. Tenant shall have .the option to lease the fourth floor of the Building (the "Option Space") at the end of the fifth lease year and at the end of each lease year thereafter upon one hundred eighty (180) days prior written notice to Landlord. Rent for the Option Space shall commence on the date the Landlord delivers the Option Space to the Tenant free from other tenants and occupants. The Option Space shall be leased on the same terms and conditions as all other portions of the Demised Premises as provided herein; provided, however, that Tenant's upfitting allowance related to the Option Space shall be limited to S18.00 per rentable square foot for any space which has not been upfitted previously add S 7.50 per rentable square foot for arty space which has been previously upfitted, with both allowances subject to adjustment based upon any percentage increase in the numerical level of the Consumer Price Index for Urban Consumers - South, All Items (base year 1982-84= 100) as published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "Index"); provided, however, that such allowances shall not increase more than three percent (3.0%) per annum (calculated on a cumulative basis) from December 31, 1994. If the base for the Index is changed so that 1982-84 prices &re no longer taken as representing 100, an appropriate adjustment will be applied to the published indices so as to rate them to the aforesaid base in which 1982-84 prices are taken as representing 100. In the event the Index is discontinued, such other substantially similar government index or publication as chosen by Landlord and Tenant for a reasonable replacement shall be used for such adjustment.

         Landlord shall not be prohibited from leasing space or providing other options for space on the fourth floor of the Building for periods which conflict with Tenant's expansion option. Notwithstanding anything mentioned above, the actual delivery date of the Option Space may vary up to one hundred eighty (180) days based upon obligations to the existing tenant(s). Additionally, Tenant will act reasonably and in good faith to phase its occupancy requirements so as to promote orderly vacating of the Option Space. Tenant shall pay rent on the Option Space upon occupancy by Tenant and only for the portion of the Option Space so occupied.

         4.09. In addition to the option granted to Tenant pursuant to Section
4.08 hereunder, if, during the initial term or any in effect Option Period, Tenant notifies the Landlord in writing of its need for additional space, the Landlord will then notify Tenant in writing at least ninety (90) days before additional space becomes available in the Building, and the Tenant shall have an option, exercisable by written notice to the Landlord within thirty (30) days after receipt of the Landlord's notice, to lease all or a portion (so long as the remaining portion, in Landlord's reasonable opinion, is of such size and is so configured as to constitute marketable and leasable space) of this additional space at the same rate and on the same terms and conditions as the Demised Premises. The provisions of Section 4.08 with respect to the commencement of rent shall apply equally to the additional space leased by Tenant pursuant to the provisions of this Section 4.09.

                     ARTICLE V. RENT AND ADJUSTMENTS TO RENT

         5.01. Except as otherwise expressly provided herein, during the term of this Lease, Tenant shall pay to Landlord, in equal monthly installments in advance, the "Annual Minimum Rent" specified in Schedule 1, which rental is based upon the total square feet of rentable area contained in the Demised Premises. Subject to Additional Provisions A and B of
Schedule I of this Lease, all monthly installments shall be due and payable on the first day of each calendar month without any abatement, deduction or set off whatsoever during the term of this Lease, except that the first monthly installment shall be due and payable upon commencement of the term of the Lease; however, if the Commencement Date falls on a day other than the first day of a calendar month, the minimum rent for the period from the Commencement Date through the last day of such month shall be calculated by dividing the Annual Minimum Rent for the first lease year by 365 and multiplying the quotient by the number of days from the Commencement Date to the last day of such month.

         5.02. Subject to Additional Provision B of Schedule 1, for each calendar year or portion thereof during the term of this Lease, Tenant also covenants and agrees to pay to Landlord, in the manner hereafter specified as additional rent, (i) Tenant's pro rata portion of the Operating Expenses (hereafter defined) which exceeds the Base Amount (hereafter defined) multiplied times the Total Rentable Area (hereafter defined) and (ii) Tenant's pro rata portion of the Real Estate Taxes (hereafter defined) which exceed the Tax Base Amount (hereafter defined) multiplied times the Total Rentable Area.

         Except as set forth in Schedule 1, within ninety (90) days of the end of each calendar year, Landlord shall provide Tenant with an itemized statement as to the additional rent due from Tenant, which shall be calculated by stating the total Operating Expenses and Total Real Estate Taxes for the calendar year, dividing these amounts by the Total Rentable Area, subtracting the Base Amount and the Tax Base Amount, respectively from the foregoing quotients, and multiplying the differences by the number of square feet of rentable area in the Demised Premises, or by the average daily space if the term of this Lease commenced or ended during such calendar year or the size of the Demised Premises changed during the calendar year. "Average daily space" as used in the preceding sentence means the square footage calculated by adding the number of square feet of rentable area in the Demised Premises for each day of the calendar year during which the term of this Lease was in effect and dividing the sum by the number of days in the calendar year. The statement shall also reflect the installment payments of additional rent received by Landlord from Tenant as described hereinbelow and indicate the amount (if any) due from the Tenant, which amount shall be due and payable within thirty (30) days of the delivery of the statement to Tenant. If a credit is due Tenant, such credit shall be applied against future payments of Annual Minimum Rent or additional rent due from Tenant so long as this Lease remains in effect, and if this Lease is no longer in effect, remitted by Landlord to Tenant within thirty (30) days of delivery of the statement to Tenant Landlord shall keep detailed books and records accurately reflecting the cost of all items related to the calculation of Operating Expenses and Real Estate Taxes as provided herein and shall provide reasonable documentation upon the written request of Tenant as to the calculation of the same. Such books and records shall be available for reasonable inspection by Tenant during normal business hours at Landlord's principal place of business or such other location as such books and records are kept for a period of three (3) years after each statement as to the additional rent due from Tenant is provided by Landlord.

         Subject to Additional Provisions A and B of Schedule I, during the term of this Lease, Tenant shall pay to Landlord monthly installments of additional rent as follows:

         (a) On the first day of each month through the month in which the Tenant receives the first annual statement referred to hereinabove, Tenant shall pay to Landlord the Initial Operating Expense Installment Payment set forth in
Schedule I; and (b) On the first day of each full month following receipt of each annual statement referred to hereinabove until receipt of the annual statement for the next succeeding calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the additional rent due as provided above with regard to the Demised Premises for the calendar year referred to in such annual statement (without adjustment based on average daily space for partial occupancy by Tenant). The terms Base Amount,. Tax Base Amount. and Total Rentable Area. shall have the meanings set forth in Schedule I

         The term Real Estate Taxes shall mean all ad valorem real or personal property taxes and use and occupancy taxes (excluding income taxes) related to the land and the Building For the purpose of this Lease a tax assessment, levy or charge (excluding income taxes) based wholly or partially as a capital levy or otherwise on the rents received by Landlord, or a license fee measured by the rent payable by Tenant to Landlord, or any other such additional or substitute tax, assessment, levy, imposition or charge (excluding income taxes) as the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes".

         The term "Operating Expenses" shall mean all direct expenses, costs and charges incurred by Landlord for the operation, maintenance and repair (.repair. as used in connection with operating expenses shall not include alterations or other capital expenditures as defined by GAAP] made by Landlord) of the land and the Building (as a first-class office building) and shall include, but not be limited to, the following:

         (a) "Labor Costs" (hereinafter defined) for the services of the following classes of employees performing services required in connection with the operation, repair and maintenance of the Land and the Building:

         (i) the Building superintendent, his assistants and the clerical staff attached to the Building superintendent's office;

         (ii) window cleaners and miscellaneous handymen;

         (iii) cleaners and janitors employed in and about the Building for the performance of services;

         (iv) landscaping contractors;

         (v) watchmen and persons engaged in patrolling and protecting the Land and the Building;

         (vi) carpenters, engineers, mechanics, electricians and plumbers engaged in the operation, repair and maintenance of any part of the Building, the plazas and sidewalks around the Land and the Building and the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building; and

         (vii) personnel engaged exclusively in supervision of any of the persons mentioned above.

         (b) The cost of materials and supplies used in the operation, repair and maintenance of the Land and the Building;

         (c) The cost of replacement for tools and equipment used in the operation, repair and maintenance of the Building;

         (d) The amounts paid to managing agents for the Building, if any, employed by Landlord (but the amount of management fees which Landlord includes in Operating Expenses shall not exceed 3 % of the gross rental income related to the Building), or for reasonable legal, accounting or other professional fees (necessarily incurred in connection with the operation of the Building);

         (e) Amounts charged to Landlord by contractors for services, materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building, and the Land, and the heating, air-conditioning, ventilating, plumbing, electrical, elevator and other systems of the Land and the Building;

         (f) Amounts charged to Landlord by contractors for window cleaning, and cleaning and janitorial services in and about the Land and the Building;

         (g) Premiums paid by Landlord for All Risk Insurance for the Building, including, without limitation, fire insurance, with such extended coverage, vandalism, and malicious mischief coverage, and rent insurance coverage, of the type and character usually earned by landlords of similar first-class buildings and premiums paid for comprehensive general public liability insurance against claims for bodily injury, death or property damage, and if carried by Landlord, boiler and machinery insurance and war risk insurance, and such other insurance as may from time to time be reasonably required by Landlord to protect Landlord against other insurable hazards, which at the time are commonly insured against in the case of premises similar to the Building;

         (h) Water charges and sewer rents;

         (i) The cost of utilities necessary for the operation, maintenance and repair of the Land and the Building;

         (j) The cost of electricity (including without limitation, fuel adjustment charges, but excluding any amounts billed directly to tenants of the Building) used to operate lighting fixtures, power appliances, machinery, heating, ventilation and air-conditioning equipment and all equipment used in connection with the operation, maintenance and repair of the Building and the offices therein located; and

         (k) The cost of all taxes related to the operation, maintenance and repair of the land and the Building, excluding Real Estate Taxes.

         Operating Expenses shall be "net only," and for that purpose shall be reduced by the amounts of any supplier reimbursement, credit, recoupment, discount, credit reduction, or allowance received by Landlord in connection with such expenses and shall exclude all tenant specific pass through items (e.g. after hours HVAC). Anything to the contrary contained in this Lease notwithstanding, to the extent that there is more than five (5%) percent of the Total Rentable Area unoccupied during any calendar year, Operating Expenses shall he calculated based upon expenses attributable to an assumed occupancy of ninety-five (95 %) percent of the Total Rentable Area.

         "Labor Costs" for purposes of calculating Operating Expenses shall mean all expenses incurred by Landlord or on Landlord's behalf which shall be directly related to employment of personnel for the Land and the Building, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of the Landlord pursuant to any collective bargaining agreement. In the event any personnel do not devote their full time and attention to matters related to the Building, all of the foregoing costs shall be appropriately prorated.

         The following items shall be excluded from Operating Expenses:

         (a) Labor Costs in respect of individual partners of Landlord or if a partner or a successor of Landlord be a corporation, then in respect of officers and executives of such partner or successor Landlord;

         (b) Any insurance premium to the extent that Landlord is reimbursed for such premium;

         (c) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated;

         (d) The cost of any additions to the Building subsequent to the date of original construction or any alterations or refurbishing of space leased to other tenants of the Building;

         (e) The cost of any maintenance or repair of interior improvements of any tenant space (exclusive of normal janitorial services and replacement of the Building standard items, e.g., light bulbs);

         (f) Cost of any work or service performed for any tenant (including Tenant) at such tenant's cost;

         (g) Cost of installing, operating, and maintaining any specialty service such as an observatory, broadcasting facility, retail store, sundry shop, food service, newsstand, or concession, but only to the extent such costs exceed those which normally would be expected to be incurred had such space been general office space;

         (h)      Cost of correcting defects in construction;

         (i) Salaries of officers and executives of Landlord or any affiliated entity;

         (j) Cost of any items for which Landlord is reimbursed by insurance, condemnation, or otherwise;

         (k) Cost of any repair in accordance with Article X111, entitled 'Damage or Destruction', of this Lease;

         (1) Interest on debt or amortization payments on any note or mortgage and rental under any groundlease or other underlying lease;

         (m) Any real estate brokerage commissions or other cost incurred in procuring tenants or any fee in lieu of such commission;

         (n) = and elevators, and rental payments floor equipment not used in the operation or maintenance of the Building;

         (o) Any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to landlord; and

         (p) Legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or the Building, including this Lease.

         If the Landlord is not furnishing any particular work or service (the cost of which if performed by the Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed for the purposes of this section to be adjusted by an amount equal to the additional Operating Expense which would reasonably have been incurred during such period by the Landlord if it had at its own expense furnished such work or service to such tenant.

         5.03. Tenant shall, during each Tax Year, pay all taxes (if any) assessed against improvements to the Demised Premises in excess of the generally prevailing standard of improvements to office space in the Building. Tenant agrees on request to furnish to Landlord, a list of the permanent leasehold improvements not taxed as personal property owned by Tenant, together with the cost thereof, and Tenant agrees to pay, when due, to Landlord, as additional rent, an amount equal to the taxes assessed (if any) against such extraordinary leasehold improvements, computed on the basis of the appraised value of such improvements as determined by the taxing authority, adjusted to establish the assessed value utilized by such taxing authority, multiplied by the rate of taxation against real property for such Tax Year.

         5.04. All sums payable hereunder by Tenant, or which are at the expense of Tenant, are deemed and considered to be rent, and, if not paid, Landlord shall have with respect thereto and the rights and remedies provided for herein and by law for the non-payment of rent.

         5.05. Rent and all sums payable hereunder by Tenant to Landlord or by Landlord to Tenant shall be paid promptly as and when the same shall become due and payable without notice or demand except as expressly provided herein, and without abatement, deduction or set off to such person or persons and at such place as Landlord may from time to time designate in writing. Unless otherwise specified, all sums due hereunder shall be remitted to the "Notice Address" of the party to receive such payments, as set forth in Schedule I.

         5.06. If this Lease terminates other than at the end of a calendar year, the additional rent (if any) attributable to Operating Expenses and Real Estate Taxes for the year during which the Lease terminates shall be prorated, using the average daily space concept as defined in Section 5.02 and shall he paid on demand by Tenant or any overage remitted to Tenant, as the case may be, even though the term may have expired before the demand is made. Landlord may make a reasonable estimate based on actual expenses of any sums to become due under this clause (net of any such expenses paid by Tenant for such period) and may make a written demand therefor at any time during the last two (2) months of a term which is about to expire. Tenant shall pay the amount of said estimate (net of any such expenses paid by Tenant for such period) or Landlord shall pay to Tenant, subject to adjustment upwards or downwards, when all information necessary for a final calculation shall be available.

         5.07. In the event that any documentary stamp tax, or tax levied on the rental, leasing or letting of the Demised Premises (excluding income taxes), whether local, state, or federal, is required to be paid due to the recording hereof, the cost thereof shall be borne by Tenant.

         5.08. Any payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent stipulated in this Lease shall be deemed a payment on account of the earliest rent due, and no endorsement or statement on any check or on any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to its right to recover the balance of the rent or to pursue any other remedy provided for in this Lease.

         5.09. As security for Tenant's faithful performance of all of Tenant's obligations hereunder and for Tenant's payment of any damages to which Landlord may bc entitled, Tenant has herewith deposited with Landlord the "Security Deposit" set forth in Schedule 1, to be returned within thirty (30) days after the expiration or termination of this Lease if Tenant has performed all of Tenant's obligations under this Lease. Landlord shall be entitled to intermingle such deposit with its own funds and to use such sum for any purpose as it may determine. The Security Deposit shall be deemed the property of Landlord, and Tenant shall not be entitled to any interest on said deposit.

         5.10. Anything to the contrary contained in this Lease notwithstanding, in the event any payment of Rent or Additional Rent is more than fifteen (15) days past due, an administrative charge equal to five (5%) percent of such past due sum shall be due and payable by Tenant to

Landlord, upon written demand. In addition, any sum more than thirty (30) days past due shall bear interest at a per annum rate equal to the Prime Rate quoted in The Wall Street Journal from time to time plus 200 basis points (or the highest lawful rate allowable if less than such rate) until paid in full, with said interest to be due and payable by Tenant to Landlord upon written demand.

                         ARTICLE VI. LANDLORD'S SERVICES

         6.01. Landlord shall:

         (a) maintain in reasonable condition and repair the roof, foundation, structure, infrastructure, utilities, HVAC, other Building operating systems, exterior and common areas of the Building;

         (b) furnish reasonable amounts of heat and air-conditioning (.HVAC.) to the Demised Premises from 8:00 a.m. until 6:00 p.m. on Monday through Friday except holidays, and on Saturdays from 9:00 a.m. until 2:00 p.m. upon request. After hours HVAC shall be provided by Landlord upon request of Tenant, so long as all costs of providing such after hours service, as reasonably estimated by Landlord, are borne by Tenant. Irrespective of the foregoing, as to each whole floor occupied by Tenant, in lieu of Saturday HVAC hours, Tenant shall be provided with three hundred (300) free hours of HVAC service per year (pro rated for the first and last lease years) at such times as Tenant may request; however, there shall be no carry over of any unused free hours from one calendar year to the next. Chilled fluid lines shall be available in the Building to permit Tenant to obtain supplemental air conditioning on a twenty-four (24) hour basis, but Tenant shall be responsible for all installation and energy costs associated therewith;

         (c) provide sufficient elevator service for reasonable access to the Demised Premises;

         (d) furnish reasonable janitorial services for the Demised Premises;

         (e) furnish a reasonable amount of electricity for normal office use in the Demised Premises; however, Landlord's agreement to furnish electricity does not include electricity for electrical equipment requiring voltage greater than that supplied by the Building's standard receptacle circuits unless Landlord's prior written consent is obtained, which consent shall not unreasonably be withheld so long as Tenant is responsible for all costs of installation and which consent shall be deemed to have been granted if such requirement is contained in Exhibits! C or C-l of this Lease;

         (f) furnish in the first floor lobby of the Building a directory of the firm or business names of tenants of the Building: and

         (g) provide access to hookups to any public or private right-of-ways adjacent to the Land for utilities or other communications systems available to Landlord or Tenant and accessible by Tenant by air or underground at Tenant's sole cost and expense

         6.02. If Landlord defaults in the performance or observance of any provision of Paragraph 6.01 (except to the extent permitted under Paragraph 6.04), Tenant shall give

Landlord notice specifying in what manner Landlord has defaulted and if such default shall not be cured by Landlord within the period of time provided for elsewhere in this Lease, and otherwise within thirty (30) consecutive days after the delivery of such notice (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Landlord commences to cure such default within the thirty (30) day period and proceeds diligently thereafter to effect such cure), Tenant may terminate this Lease or pursue any other remedy available at law or in equity to Tenant; provided, however, that if the Demised Premises is not supplied with utilities required pursuant to the terms of this Lease due to circumstances within the control of Landlord for a period in excess of 24 hours after of receipt by Landlord of Tenant's verbal notice of such failure, Tenant may terminate this Lease or pursue any other remedy available at law or in equity. No such termination shall relieve Landlord of its obligations under the Lease, and such obligations shall survive any such termination. No action on the part of Tenant shall limit or prejudice the right of Tenant to obtain the maximum amount of damages allowed by any statute or rule of law related to any such default by Landlord.

         6.03. If, in Landlord's opinion, any Tenant shall:

         (a) use any utility, including but not limited to electricity or water, in an excessive, extravagant or unreasonable manner, Landlord may install meters measuring the quantity of such utility used in the Demised Premises and Tenant, on demand, shall pay Landlord (i) all costs incident to said installation and necessary appurtenances thereto and (ii) additional rent equal to the cost of the utility used at rates equal to the rate that the supplying utility company with its own equipment would then charge Tenant for such service. If this method of furnishing utilities to Tenant is utilized, an adjustment will be made to Operating Expenses under Section 5.02 to reflect Tenant's payment of its own utilities in such a manner as to avoid requiring Tenant to pay more than the excess utilities and its ratable share of normal utilities usage included in Operating Expenses; and

         (b) require removal of refuse and rubbish in larger quantities or more often than is reasonable in the rendering of janitorial service, Tenant on demand shall pay the removal cost to Landlord.

         (c) No action will be taken by Landlord under Section 6.03(a) or 6.03(b) without notice provided to Tenant and Tenant having the same opportunity to cure as provided to Tenant pursuant to Article XIX of this Lease.

         6.04. Landlord reserves the right, without liability or responsibility to Tenant and without reduction or deduction of rent, to suspend or stop on a temporary basis and without unreasonable hardship to Tenant in the conduct of its business in the Demised Premises, from time to time, service of heating, air-conditioning, elevator, plumbing, electrical or any other system or service required to be furnished or rendered under the terms of this Lease, when such shall become necessary due to accident, emergency, strike, repairs, alterations, improvements, replacements, or any other cause, including laws, orders, or regulations of any federal, state or municipal authority or inability of Landlord to obtain electricity, or other suitable fuel.

         6.05. Landlord shall not be responsible for any maintenance or repair of tenant upfitting of the Demised Premises (exclusive of janitorial services and/or repair or replacement of the Base Building standard items, e.g., light bulbs).

                 ARTICLE VII. MISCELLANEOUS COVENANTS OF TENANT

         7.01. Tenant shall promptly correct any violation of and comply with all applicable local, state and federal laws, ordinances, notices, permits, or statements of occupancy, requirements, orders and regulations, now or hereafter in effect, with respect to Tenant's conduct or use of the Demised Premises, an<l on demand, pay to Landlord, as additional rent, any and all increases in premiums on insurance (hazard and liability) now or hereafter carried by Landlord on the Demised Premises, the Land or the Building, which increases are directly caused in any way by the occupancy of Tenant or by breach of any of the provisions of this Lease.

         7.02.    Tenant shall use its best efforts to:

         (a) use every reasonable precaution against fire, or other casualty;

         (b) give to Landlord prompt written notice of any accident, fire, casualty or damage occurring on or to the Demised Premises, and of any defects in the Landlord's apparatus in the Demised Premises;

         (c) request Landlord to repair or replace all of Landlord's electric lamps and lights, bulbs and tubes in standard building electrical fixtures in the Demised Premises, as from time to time shall be necessary; and

         (d) lock all doors and turn out all lights in the Demised Premises before leaving such unoccupied.

         7.03. Tenant shall, within ten (10) days after request therefor by Landlord, deliver to Landlord in recordable form a certificate to such person as Landlord may designate certifying (if such be the case) any and all matters reasonably related to Tenant's possession or use of the Demised Premises or the terms thereof, including, without limitation, that this Lease is in full Force and effect and that there are no defaults by Landlord or set-offs by Tenant hereunder (or stating those claimed by Tenant) and the date to which rent is paid.

         7.04. Tenant shall furnish Landlord with the name of an employee or agent who shall contact Landlord with regard to any problems, notices, complaints, or the like, and who shall have the authority to request expenditures for which Tenant is liable.

         7.05. Tenant shall not, without the express prior written consent and approval of Landlord, with consent once given not being deemed further consent,

(a) Occupy the Demised Premises in any manner or for any purpose except as permitted in this Lease;

         (b) Assign, sublease, mortgage, or pledge this Lease or any other interest in this Lease, or underlet or sublet the Demised Premises or any portion thereof or any right or privilege appurtenant thereto, nor permit the occupancy or use of any part thereof by any other person, firm or corporation nor enter into any agreement or arrangement which has as its effect or intent the circumvention of the foregoing prohibitions without the written consent of Landlord first had and obtained, which consent shall be given only in accordance with Section 25.03 hereof; provided, however, that Landlord's consent shall not be required with respect to any assignment of the Lease or sublease of any portion of the Demised Premises to an entity controlling, controlled by or under common control with Tenant;

         (c) Make any alterations, improvements or additions to the Demised Premises except as permitted and provided in Article XVI hereof;

         (d) Use or operate any equipment or machinery which as result of noise, vibration, heat output or otherwise is harmful in any material respect to the Land or the Building or disturbing in any material respect to tenants occupying other parts thereof;

         (e) Place any weights in any portion of the Building beyond the safe carrying capacity of the structure (as determined by Landlord in its sole discretion);

         (f) Allow the production in part or whole of any commodity. Coffee and soft drinks dispensers, microwave ovens and vending materials may be utilized by Tenant in limited areas.

         (g) Do or suffer to be done, any act, matter or thing on the Demised Premises, the Land or the Building whereby insurance in force shall become void or suspended, which would result in insurance companies of good standing to insure the same:

         (h) Permit any unreasonable odor, noise, sound or vibration which, in Landlord's reasonable judgment, materially impairs the use of any part of the Land or the Building or materially interferes with the business or occupancy of any other tenant, or makes or permits any unreasonable disturbance of any kind in the Building, or materially disturbs the business in the Building, or occupancy of any other tenant;

         (i) Obstruct any sidewalks, halls, passageways, elevators or stairways in the Building or the Land or any other part thereof used in common with Landlord, the various tenants and their invitees (hereinafter called "common areas"), or use the same for any purpose other than egress and ingress to and from the Demised Premises;

         (j) Use or permit any of the toilet rooms, water closets, sinks, or other apparatus or systems to be used for any purpose other than for which constructed, or permit any sweepings, rubbish, rags, ashes, chemicals, or refuse or other unsuitable substances to be thrown or placed therein with the expense of any damage caused by a violation of this provision being borne by Tenant;

         (k) Use or store in the Demised Premises any substance other than those typically used or stored in commercial office settings similar to the Demised Premises having an offensive odor or considered "hazardous" by any responsible insurance company, including without limitation, any substance which is explosive, highly combustible or unusually volatile;

         (l) Enter upon the roof of the Building except in accord with the terms of this Lease;

         (m) Use electricity in the Demised Premises in excess of the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises, or add to or alter the electrical system servicing the Demised Premises;

         (n) Attach any awnings, antennae or other projection to the roof or outside walls of the Demised Premises or the Building; provided, however, that Tenant, at its expense, shall have the right to locate an antenna and communications system at a location reasonably suitable to Landlord on the roof of the Building (in such event the portion of the roof of the Building on which the communications system is located shall be deemed a portion but not rentable square footage of the Demised Premises); provided, however, that, (i) prior to the installation of such antenna or communications system, Tenant must present a detailed set of plans and specifications of said system for Landlord's approval, which approval shall not be unreasonably withheld; (ii) any activities undertaken by Tenant with respect to the communications system shall be subject to the reasonable supervision and control of Landlord; and (iii) the installation of any such system shall be subject to the term of Article 16 hereof. Landlord shall not install, nor shall it permit other parties to install, communications equipment on the roof of the Building which unreasonably interferes with the communications system of Tenant. Landlord acknowledges that the covenants of Landlord in the preceding paragraph are material to the inducement of Tenant to enter into this Lease.

         (o) Inscribe, paint, affix, erect, make, maintain or attach to any part of the Demised Premises, the Land or the Building, including the windows and doors, any sign, television viewer or projection or representation or advertisement or notice of any kind, other than an appropriate sign or marker indicating the firm name of Tenant to be approved in writing by Landlord which may be placed at the entrance to the Demised Premises, but may not be visible from any location outside the Building or visible from the lobby of the Building, and any appropriate signs Tenant may choose to locate within the Demised Premises (except on the inside surface of windows), and no loud speaker system or any other form of sound or audio transmission system or apparatus which may be heard outside the Demised Premises or interfere with the Building's electrical systems shall be used in or at the Demised Premises or the Building; provided, however, that in accordance with the plans and specifications and at the location, place and manner set forth in Exhibit E attached hereto, during the initial term and any in-effect Option Period of this Lease, so long as Tenant continues to lease 100% of the space located on the fifth, sixth and ninth floors of the Building, Tenant shall have the exclusive exterior signage rights to the Building, but all such exterior signage shall be subject to all rules, laws, ordinances or regulations of any governmental entity having jurisdiction over the Land, Building or such signage; provided, further, however, that Landlord shall provide Tenant with a $10,000 signage allowance for costs and expenses related to such sign, but Tenant shall be responsible for all expenses in excess of $10,000 incurred in connection with the purchase, installation, maintenance, removal and operation of such sign, including without limitation all reasonable costs of repairs to the Building as deemed reasonably necessary by Landlord in connection with removal of such signs;

         (p) Keep any animals in or about the Demised premises or other portions of the Building except seeing eye dogs accompanying the visually impaired;

         (q) Park any vehicles in reserved areas or obstruct any parking space, driveway, or other access area adjacent to the Building without the permission of Landlord; or

         (r) Burn any article within or on the premises of the Building (except the smoking of tobacco if permitted by applicable laws, rules and regulations).

         ***



                        ARTICLE VIII. RIGHTS OF LANDLORD

         8.01. Landlord shall have the right, but shall be under no obligation, to do the following things (at any time or times and from time to time) in or about the Demised Premises and the Land or toe Building;

         (a) Discontinue any facility or service not required for the operation of a first-class office building unless expressly covenanted for herein;

         (b) Prevent access to the Building by any person except emergency personnel necessary to protect and preserve Tenant's property during any invasion, mob, riot, public excitement, threat to the safety or security of the Building or other commotion, explosion, fire or any casualty by closing the doors or otherwise;

         (c) During other than business hours, refuse access to the Building to any person unless such person seeking admission (i) is properly identified and
(ii) produces a key to the Demised Premises;

         (d) Reasonably prescribe the hours and the method and manner in which any merchandise, furniture or heavy or bulky object shall be brought in or taken out of the Building and limit and prescribe the weight, size and proper position thereof in such a manner as to avoid interfering with elevator service during business hours;

         (e) Subject to the provisions of Section 7.05(o) install, place upon or affix to the roof or exterior walls of the Demised Premises and/or the Building, equipment signs, displays, antennae and any other object or structure;

         (f) Make alterations or additions to the Building or build improvements adjoining the Building so long as such alterations or additions do not materially impair Tenant's reasonable use of the Demised Premises or violate any provisions of this Lease;

         (g) Change the arrangement and/or location, or regulate the use, of all entrances, passageways, doorways, corridors and any other common areas in the Land or the Building, whether or not connecting with any street, sidewalk, transportation facility, concourse, garage, or any other building, and of all elevators, stairs, toilets, and public conveniences which are not within the Demised Premises so long as such alterations or additions do not materially impair Tenant's reasonable use of the Demised Premises or violate any provision of this Lease;

         (h) Change the name of the Building in accordance with the provisions of Additional Provision E of Schedule I of this Lease;

         (i) Maintain (with right of changes) elevator service that is wholly or in part automatic or manually operated; and

         (j) Enter and go upon the Demised Premises for the purpose of doing any of the following things:

         (i) inspect the Demised Premises and make repairs, alterations and additions thereto and to the Building and run wires, lines, pipes, utility systems or appurtenances thereto above the ceiling and take material as required into, upon and through the Demised Premises, all as reasonably required for the safety, improvement, preservation or restoration of the Building, or the Demised Premises, or for the safety or convenience of the present or future occupants thereof; provided, however, that except for emergencies Landlord shall exercise good faith efforts to cause such work to be performed after regular business hours;

         (ii) exhibit the Demised Premises to prospective tenants at any time within 180 days of the expiration of the term of this Lease, or prospective purchasers and anyone else having an interest or prospective interest therein; and

         (iii) take possession and alter, renovate and redecorate at any time within one month prior to the expiration of this Lease if Tenant has removed all of Tenant's property.

                     ARTICLE IX. COVENANT OF QUIET ENJOYMENT

         9.01. Landlord warrants that (a) it has the power and authority to enter into this Lease; (b) so long as Tenant performs every obligation of Tenant under this Lease, Tenant shall quietly enjoy the Demised Premises without hindrance by Landlord or anyone claiming by, under, through, or by operation of law on behalf of or in lieu of Landlord, subject, however, to all the provisions of this Lease; (c) it owns the Building; and (d) the lease agreement under which Landlord leases the Land is for a term greater than the initial term and any Option Period granted in this Lease.

          ARTICLE X. INDEMNIFICATION FOR CLAIMS MADE BY THIRD PARTIES,
                      INSURANCE AND WAIVER OF SUBROGATION

         10.01. Tenant agrees to indemnify and save Landlord harmless from any and all liabilities, claims, damages, losses, litigation, expenses and counsel fees with respect to bodily injury to third parties or damage to property of third parties, arising out of the use and occupancy of the Demised Premises by Tenant based upon Tenant's negligence or other wrongful conduct. Landlord agrees to indemnify and hold Tenant harmless from any and all liabilities, claims, losses, litigation, expenses, and counsel fees with respect to personal injury to third parties or damage to property of third parties, arising out of the use and operation of the Land and the Building by Landlord, based upon Landlord's negligence or other wrongful conduct. In no ovens shall either of the aforementioned indemnification provisions be construed to indemnify a party against its own negligence or willful or intentional acts.

         10.02. Landlord and Tenant shall each maintain and pay for sufficient public liability insurance to cover the indemnification contained in Section
10.01 herein, in companies reasonably acceptable to the other, naming Landlord, Landlord's managing agent and Tenant as the insured, as their interest may appear, with minimum limits of $1,000,000 per person and S2,000,000 for each accident or occurrence for bodily injury or death, and $1,000,000 for property damage and umbrella coverage in the amount of s2,000,000. In addition to the foregoing, prior to Tenant's offering alcoholic beverages for consumption in any portion of the Demised Premises, Tenant shall acquire host liquor liability coverage in amounts deemed reasonably sufficient by Landlord. Each party shall deposit a certificate as to insurance coverage with Landlord together with evidence that (a) the policy will not be cancelled without at least thirty (30) days prior written notice to such party and (b) no act or omission of Tenant will invalidate the interest of any other insured under said insurance.

         10.03. Landlord shall maintain reasonable amounts of fire and extended coverage insurance on the Building and Tenant shall maintain reasonable amounts of fire and extended coverage insurance on all Tenants' improvements and personal property located in the Demised Premises. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone from whom such party may be responsible; however, this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder. Landlord and Tenant shall each have such clause in its fire and extended coverage insurance policies if available without extra charge, and if there be a charge, shall notify the other party, who shall have the right to require such clause upon payment of such extra charge.

                  ARTICLE XI. WAIVER OF PROPERTY DAMAGE CLAIMS

         11.01. Anything to the contrary contained in this Lease notwithstanding, so long as any party to this Lease is not guilty of gross negligence, recklessness or willful misconduct, such party and its agents, servants and employees shall not be liable for, and each party hereby releases the other and its agents, servants and employees from 811 claims for loss of or damage to property (including loss from interruption of business, loss of rents, income or profits or financial loss of any other nature) sustained as a result of any fire, accident, occurrence or condition in or upon the Demised Premises, the Land and the Building, including but not limited to such claims for loss of or damage to property resulting from (i) any defect in or failure of plumbing, heating, air-conditioning equipment, elevators, electric wiring or installation thereof, water pipes, stairs, railings or walks on or about the Demised Premises, the Land or the Building; (ii) any equipment or appurtenances becoming out of repair; (iii) the bursting, leaking or running of any tank, washstand, water closet, water pipe, drain or any other pipe or tank in, upon or about the Land, the Building, or the Demised Premises; (iv) the backing up of any sewer pipe or downspout; (v) the escape of hot water; (vi) water, snow or fee being upon or coming through the roof or any other place upon or Dear the Building or premises or otherwise; (vii) the &fling of any fixture; (viii) broken glass; (ix) any act or omission of co-tenants or other occupants of the Building or adjoining or contiguous property or buildings; or (x) any act or omission of parties other than a party hereto, its agents, servants or employees. This Article shall not relieve either Landlord or Tenant from performance of or liability for their respective obligations under this Lease.

                            ARTICLE XII. CONDEMNATION

         12.01. Tenant hereby waives any injury, loss or damage, or claim therefor against Landlord resulting from any exercise of power of eminent domain affecting all or any part of the Demised Premises or the air rights, the Land, or the Building, except that Tenant reserves against the condemning authority Tenant's right to, and claim for, any damages for the interruption of Tenant's business, Tenant's moving expenses and for the taking of Tenant's personal property and/or fixtures so long as Tenant's claim against the condemning authority in no way diminishes or reduces any award, judgment, or settlement receivable by Landlord. All awards by the condemning authority for the taking of air rights, the Land, or the Building shall belong exclusively to the Landlord.

         12.02. The Tenant will be entitled to terminate this Lease if a part of the Demised Premises is taken as a result of the exercise of the power of eminent domain and such a taking results in the inability of Tenant to conduct its normal business activities, as determined in good faith by the Tenant exercising its reasonable judgment, or reduces the rentable area contained in (he Demised Premises by more than fifty percent (50%) or reduces the number of parking spaces provided to Tenant pursuant to Article XXIX hereof. If the aforementioned conditions are met, Tenant may, by giving written notice to Landlord sixty (60) days after the date of taking, terminate this Lease as of a date (to be set forth in said notice) not earlier than thirty (30) days after the date of the notice; provided, however, that with respect to loss of parking spaces, this Lease shall not terminate if landlord provides Tenant with a number of substitute spaces equal to the spaces taken within a reasonable proximity of the Building within 15 days of receipt of such notice. Rent shall be apportioned as of the termination date or as of the date the right to possession vests in the condemning authority, whichever first occurs. If only a part of the Demised Premises shall be so taken, and this Lease is not terminated as hereinafter provided, the tent shall be abated in proportion to the area so taken, as of the date the right to possession vests in the condemning authority.

         12.03. A temporary taking as a result of the power of eminent domain shall not result in a termination of this Lease unless the period of such temporary taking is reasonably expected to exceed 90 days; however, such 90 day period can be extended to not more than 180 days so long as temporary alternative office space or parking can be located which will permit Tenant to continue to engage in normal business activities pending recovering ,:~ possession of the Demised Premises. Rent shall abate during the period of any temporary taking as to all portions of the Demised Premises or parking so taken, with Landlord entitled to all governmental compensation related to rent.

         12.04. In the event any part of the Building shall be taken as a result of the exercise of a power of eminent domain (whether or not the Demised Premises shall be affected) and Landlord determines that the remainder of the Building does not constitute an economically feasible operating unit, upon written notice to Tenant given within sixty (60) days after the date of taking, Landlord may terminate this Lease as of a date (to be set forth in said notice) not earlier than thirty (30) days after the date of the notice; rent shall be apportioned as of the termination date or as of the date the right to possession vests in the condemning authority, whichever first occurs.

                       ARTICLE XIII. DAMAGE OR DESTRUCTION

         13.01. If the Demised Premises are damaged by the elements or fire or other casualty and this Lease is not terminated under Section 13.02 herein, Landlord shall promptly repair the damage, and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; however, Landlord shall not be required to repair or replace any of Tenant's property and the rent shall not be abated unless the Demised Premises are thereby rendered untenantable in whole or in part; if rendered untenantable only in part, the Annual Minimum Rent and additional rent shall be abated in proportion to the pan of the Demised Premises rendered untenantable; if rendered wholly untenantable, the entire Annual Minimum Rent and additional rent shall be abated

         13.02. If the Demised Premises cannot be rendered tenantable, in Landlord's and Tenant's reasonable opinion, within one hundred eighty (180) days after any occurrence referenced in Section 13.01, either party may terminate this Lease as of the date of the occurrence by the giving of written notice to the other party within sixty (60) days after the occurrence and in which case the Annual Minimum Rent and additional rent shall be adjusted as of the occurrence date, and Landlord need not repair or restore. In addition, if the Building, in Landlord's reasonable opinion, shall be so damaged by the elements or fire or other casualty, that it is economically undesirable to return the Building to its prior condition and Landlord elects not to repair, Landlord shall have the right, by written notice to Tenant to Section 13.01) and, in such event, this Lease shall end as of the date of such notice and the rent shall be adjusted accordingly.

        ARTICLE XIV. SUBORDINATION TO LANDLORD'S DOCUMENTS OF POSSESSION
                                  AND MORTGAGES

         14.01. Landlord covenants and warrants that Landlord has the right to enter into this Lease and that the rights granted hereunder to Tenant, and the exercise thereof in accordance with the provisions of the Lease, will not violate any of Landlord's financing documents or documents of possession related to the Land or the Building or constitute a default thereunder.

         14.02. Tenant acknowledges that this Lease and Tenant's rights hereunder are subject and subordinate to Landlord's documents of possession and liens (whether currently existing or hereafter arising) securing any financing of Landlord. Landlord shall exercise its good faith efforts to obtain a non-disturbance agreement related to this Lease from any such financing source.

         14.03. At the request of Landlord, Tenant shall enter into an attornment agreement whereby Tenant agrees to attorn to any party holding an interest in the Land or Building and to recognize such party as landlord for the balance of the term of this Lease so long as such agreement obligates such party not to disturb the possession of Tenant if Tenant performs the obligations imposed upon Tenant under the terms and conditions of this Lease, except that such party shall not:

         (a) be liable for any previous act or omission of Landlord under this Lease;

         (b) be subject to any offset which shall have theretofore accrued to Tenant against Landlord; or

         (c) be bound by any modification of this Lease Dot expressly provided for in this Lease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by such party.

                        ARTICLE XV. RULES AND REGULATIONS

         15.01. Rules and regulations dealing with the use of the Land and the Building (including all tenant space) and reasonable additions, alterations or modifications of said rules and regulations may from time to time be made by Landlord; however, the same shall not conflict with any provisions of this Lease and shall amendments thereto, shall be effective and become a pan of this Lease thirty (30) days after written notice thereof is given to Tenant. Tenant agrees that Tenant and Tenant's employees and other persons under its control will be bound thereby.

         15.02. Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant or its employees, agents or visitors but shall use reasonable efforts to prevent violations which affect the peaceful and quiet enjoyment of the Demised Premises by Tenant. In the case of any conflict or inconsistency between the provisions of the Lease and any of the rules and regulations as originally promulgated or as changed, the provisions of the Lease shall control.

       ARTICLE XVI. ALTERATIONS AND SERVICES BY TENANT AND TRADE FIXTURES

         16.01. Tenant shall Dot do any work in or about the Demised Premises or make any alterations or additions to the Demised Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. All such work to which Landlord consents shall be performed and installed at Tenant's sole cost and expense in accordance with plans and specifications to be supplied by Tenant, which plans and the contractors, sub-contractors and all suppliers of labor or material, shall in all instances first be subject to Landlord's approval, which approval will not be unreasonably withheld or delayed. Tenant shall require all contractors, subcontractors and any other personnel performing work in or providing services to the Demised Premises to utilize the service elevator for ingress to and egress from the Demised Premises and to comply with any rules and regulations promulgated by Landlord to prevent damage to the Building or to otherwise provide for the orderly operation of the Building. During the work, Tenant shall maintain such insurance as Landlord may reasonably require for the benefit of Landlord or such other parties with insurable interests as Landlord shall designate including workmen's compensation and general liability insurance, evidence of which Tenant will furnish to Landlord before any work under this Article is commenced. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's alterations to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies. If any of Tenant's alterations shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's property, such fixtures, equipment or other property shall be promptly replaced at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like quality and at least equal value unless Landlord shall other vise expressly consent in writing.

         16.02. Tenant, at its expense and with diligence and dispatch shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's alterations which shall be issued by the then public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics' and other liens filed in connection with Tenant's alterations, including the liens of any conditional sales, or chattel mortgages upon or financing statements or security agreements affecting any materials, fixtures, or articles so installed in and constituting part of the Demised Premises and against all costs, expenses and liabilities incurred in connection with any such lien, conditional sale or chattel mortgage or financing statement or security agreement or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of or appropriately bond-off all such liens within thirty (30) days after Landlord makes written demand therefor.

         16.03. Except as waived in Section 16.04 below, any alterations, improvements or additions made by Tenant which are deemed to be fixtures permanently attached to the Building shall remain upon the Demised Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord unless prior to the termination of this Lease, or upon default by Tenant in the terms of this Lease, Landlord gives Tenant written notice to remove the same, in which event Tenant shall remove the same and restore the Demised Premises to the same good order and condition in which they were at the time of delivery of possession to Tenant, normal wear and tear excepted. Should Tenant fail to do this, Landlord may do it, and Tenant shall pay reasonable costs and expenses thereof to Landlord as additional rent upon demand.

         16.04. All trade fixtures and equipment installed by Tenant without expense to Landlord shall remain the property of Tenant and shall be removed on or before the termination date of this Lease but may not be removed without Landlord's express written consent at any time when Tenant is in default under any provision of this Lease. At Landlord's option, any trade fixtures or equipment not removed on or before sixty (60) days after the Lease termination date may, at the option of Landlord, he deemed abandoned property and shall either become Landlord's property, or Landlord may remove and dispose of them and in such event Tenant, upon demand, shall pay reasonable costs and expenses thereof to Landlord as additional rent upon demand. Tenant shall promptly restore the Demised Premises to substantially their original order and condition upon removal of trade fixtures and equipment, normal wear and tear excepted, and shall repair or pay reasonable cost of repairing any damage to the Demised Premises or the Building resulting from such removal.

                 ARTICLE XVII. PERFORMANCE OF TENANT'S COVENANTS

         17.01. Except for the payment of rent, which shall be payable when due, Tenant shall perform all agreements on its part to be performed and upon failure of Tenant to so perform and without waiving any rights Landlord may have, Landlord may notify Tenant of such failure and Tenant shall perform the same promptly upon receipt of such notice of non-performance; if Tenant does not perform such acts and agreements within thirty (30) business days after delivery of such notice (or if it cannot reasonably be completed within thirty (30) business days, begin within such period and thereafter proceed to completion with due diligence) Landlord, at its option, may perform for Tenant and in so doing Landlord shall have the right to cause its agents, employees and contractors to enter upon the Demised Premises without liability to Tenant for any loss or damage resulting therefrom (other than damages resulting from gross negligence of Landlord or Landlord's duly appointed agents); and Tenant shall pay reasonable costs and expenses of such performance to Landlord as additional rent upon demand.

                             ARTICLE XVIII. NOTICES

         18.01. Any notice or demand given under this Lease shall be in writing and hand-delivered or forwarded by certified mail with return receipt requested, postage prepaid. If notice or demand is given to Tenant, it shall . be addressed to Tenant at the Notice Address set forth in Schedule 1, or to such other address as Tenant may from time to time designate by written notice to Landlord. Any notice or demand given under this Lease to Tenant by Landlord shall be deemed given when hand delivered or mailed by Landlord in accordance with the terms hereof. If notice or demand is given to Landlord, it shall be addressed to Landlord at the Notice Address set forth in Schedule I or to such other address as Landlord may from time to time designate by written notice to Tenant, with a copy to:

                           Southwind, Ltd.
                           Post Office Box 7547
                           Columbia, South Carolina 29201.

         Any notice or demand given under this Lease to Landlord by Tenant shall be deemed. given when given in accordance with the terms hereof and received by Landlord.

                         ARTICLE XIX. EVENTS OF DEFAULT

         19.01. Each of the following shall constitute an event of default hereunder with the term "Tenant" including any person, firm or corporation in possession of any portion of the Demised Premises:

         (a) Tenant failing to take possession of the Demised Premises within fifteen (15) days after possession is tendered ready for occupancy in accordance with the provisions of this Lease;

         (b) Tenant using the Demised Premises for some purpose other than the use permitted under this Lease;

         (c) Any of the following, either before or after the commencement of the Lease term: the filing under the United States Bankruptcy Act or any law of like import by or against Tenant of a petition for adjudication as a bankrupt or insolvent, or for reorganization or appointment of a receiver or trustee of Tenant's property, an assignment for the benefit of creditors, or the taking possession of Tenant's property by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant;

         (d) Tenant failing to pay when due any installment of Annual Minimum Rent or additional rent herein required to be paid by Tenant within fifteen (15) days of the due date or any other amount within thirty (30) days of written notice of such amount being due;

         (e) Tenant failing to perform any other covenant or condition of this Lease within thirty (30) days after written notice and demand; or, if the performance requires more than thirty (30) days to complete, failing to begin performance within thirty (30) days and completing diligently thereafter;

         (g) Tenant mortgaging or assigning this Lease or subletting the Demised Premises other than in accordance with the provisions of this Lease or upon the passing to any person, firm or corporation other than Tenant, by operation of law or otherwise, any interest in this Lease or the estate created hereby, except as expressly ,permitted herein.

              ARTICLE XX. RIGHTS OF LANDLORD UPON DEFAULT BY TENANT

         20.01. In the event of the occurrence of an event of default hereunder, the Landlord, at its option, may:

         (a) Terminate this Lease, whereupon the Tenant shall peacefully surrender the Demised Premises to the Landlord, and the Landlord may reenter the Demised Premises and repossess them by force, summary proceedings, ejectment or otherwise, and may dispossess the Tenant and all other persons and property from the Demised Premises without being liable for soy loss or damages therefor and with Tenant waiving any right of redemption, and may have, hold, and enjoy the Demised Premises and the right to receive all rental income therefrom. At any time after any such expiration, the Landlord may relet the Demised Premises or any part thereof, in the name of the Landlord or otherwise, for such term (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as the Landlord, in its sole discretion, may determine, and may collect and receive the rent therefor. The Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon any such reletting. No such termination shall relieve the Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination. Whether or not the Demised Premises or any part thereof shall have been relet, the Tenant shall pay to the Landlord the Annual Minimum Rent and additional rent required to be paid by the Tenant up to the time of such termination, and thereafter the Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to the Landlord for and shall pay to the Landlord on the days on which the Annual Minimum Rent and additional rent would have been payable under this Lease if it were still in effect, as and for liquidated and agreed current damages for the Tenant's default, the equivalent of the amount of the Annual Minimum Rent and additional rent which would be payable under this Lease by the Tenant if this Lease were still in effect less the net proceeds of any reletting effected as set out hereinabove, if any, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation for such reletting; provided, however, that any deduction with respect to alteration costs related to a reletting shall be limited to the unamortized portion of Tenant's upfitting in the Demised Premises (utilizing the initial term of this Lease as the amortization period);

         (b) Recover from the Tenant, on demand, whether or not the Landlord shall have collected any monthly deficiency, as and for liquidated and agreed final damages for the Tenant's default, an amount equal to any deficiency between the Annual Minimum Rent and additional rent reserved hereunder for the unexpired portion of the Lease term ant the then fair and reasonable rental value of the premises for the same period as the same comes due. Nothing herein contained shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings, in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the deficiency referred to above; and

         (c) Pursue all other remedies available to Landlord under applicable law.

         20.02. No termination of this Lease nor taking or recovering possession of the Demised Premises, shall deprive Landlord of any remedies or actions against Tenant for Annual Minimum Rent and additional rent or for damages for the material breach of any material covenant herein contained, nor shall the bringing of any such action for Annual Minimum Rent and additional rent or breach of such covenant, nor the resort to any other remedy herein provided for the recovery of Annual Minimum Rent and additional rent or damages for such breach be construed as a waiver of the right to insist upon the forfeiture and to obtain possession in the manner herein provided.

         20.03. Nothing in this Lease shall require Landlord to give any notice prior to the commencement of any summary dispossess proceeding for nonpayment of Annual Minimum Rent and additional rent or a plenary action for the recovery of Annual Minimum Rent and additional rent on account of any default in the payment of any rent payable under this Lease.

         20.04. If this Lease or possession of the Demised Premises is terminated under this Article, in addition to and notwithstanding any other covenant or provision in this Lease, the following covenants shall apply:

         (a) The Demised Premises shall be in substantially the same condition as that in which the Tenant has agreed to surrender then to the Landlord at the expiration of the term hereof;

         (b) Tenant shall perform any covenant contained in this Lease for the making of any improvement, alteration or betterment on the Demised Premises, or for restoring or rebuilding any part thereof; and

         (c) In the event of the breach of either subparagraph (a) or (b) of this Section 20.04, Landlord shall be entitled to recover from Tenant, as liquidated damages therefor, all costs of performing such obligations.

         20.05. If Tenant is in default in the payment of any rent due and until such default shall have been cured, Tenant hereby assigns to Landlord all subleases and subtenancies now or hereafter to be made of the Demised Premises or any portion thereof, as well as all rents, deposits, and monies incident thereto which are or may become payable to Tenant. From and after any such default and until such default is cured, any such sublease or subtenancy may not be cancelled or modified without the written consent of Landlord, and any violation hereof shall constitute an immediate default under the terms of such sublease or subtenancies. Irrespective of the foregoing, Landlord shall be entitled at its sole and absolute option to cancel and terminate any such sublease or subtenancy upon the termination of this Lease or at any time thereafter unless otherwise expressly agreed by Landlord in writing.

         20.06. In case Landlord or Tenant shall retain an attorney to enforce the provisions of this Lease or because of the breach of any warranty, representation or covenant herein contained, and if such suit shall result in a settlement or judgment in favor of either party, the losing party shall pay to the prevailing party all expenses incurred therefor, including a reasonable attorney's fee and any court costs.

         20.07. Upon termination of this Lease or the eviction or Tenant from the Demised Premises as a result of a default by Tenant under the terms of this Lease, Landlord shall endeavor to relet the Demised Premises for the remainder of the then current term of this Lease to reduce the liability of Tenant to Landlord for Annual Minimum Rent and additional rent as otherwise specified herein; provided, however, that it is expressly agreed between the parties that Landlord shall have no obligation whatsoever to relet the Demised Premises or otherwise mitigate damages except as follows:(a) Landlord shall be obligated to relet the Demised Premises only to a financially responsible third party which engages in a reputable business that is normally conducted in first class office buildings and is reasonably compatible with the businesses then being conducted by other tenants in the Building;

         (b) The reletting shall not result in the violation by Landlord of any terms or provisions imposed upon Landlord under any then existing leases with tenants in the Building;

         (c) Landlord may relet the Demised Premises for a longer or shorter period than the balance of the term of this Lease but shall not be obligated to relet the Demised Premises for a term of more than twenty-four (24) months unless the rent which the new tenant agrees to pay equals or exceeds the lesser of (i) the then current Market Rate; or (ii) the Annual Minimum Rent and additional rent due under the terms of this Lease; and

         (d) Landlord shall not be obligated to subdivide the Demised Premises for purposes of reletting to the extent that any such subdividing results in the creation of office space which is not leasable on an on-going basis 'as commercial office space because of size, location, configuration or upfitting.

         All expenses incurred in connection with any reletting, including without limitation, brokerage fees, legal fees, upfitting allowances (subject to the provisions of Section 20.01(a) related to deduction of alteration costs) and tenant concessions of any other nature, shall be deducted from the rent otherwise received in connection with the reletting and only the net amount shall be credited against the Tenant's obligations to Landlord.

                          ARTICLE XXI. CUSTOM AND USAGE

         21.01. The parties hereto shall have the right at all times to enforce the covenants and conditions of this Lease in strict compliance with the terms hereof despite any conduct or custom on the part of a party in refraining from so doing at any time or times, and despite any contrary law, usage or custom or any failure by a party to enforce its rights at any time or times.

               ARTICLE XXII. SCOPE AND INTERPRETATION OF AGREEMENT

         22.01. This Lease is the only agreement between the parties hereto pertaining to the Demised Premises, and all negotiations and oral agreements acceptable to the parties are included herein. The laws of the State in which the Land and the Building are located shall govern the validity, interpretation, performance and enforcement of this Lease.

                        ARTICLE XXIII. CAPTIONS AND TERMS

         23.01. Any headings preceding the text of the several articles, sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

         23.02. The term 'lease year' shall refer to the consecutive twelve (12) month periods comprising the term of this Lease commencing with the first full month after the Commencement Date occurs.

         23.03. The words 'herein., 'hereunder' and 'hereby' are words of similar import when used in this Lease, and shall refer to this Lease in its entirety unless the context clearly requires otherwise.

                           ARTICLE XXIV. SEVERABILITY

         24.01. If any provision of this Lease is held to be invalid, the remaining provisions shall not be affected thereby but shall continue in full force and effect.

                  ARTICLE XXV. PARTIES, SUCCESSORS AND ASSIGNS

         25.01. The term 'Tenant. shall refer to each and every person or party mentioned as a Tenant herein including subtenants and assignees, be the same one or more. If there shall be more than one Tenant, they shall be bound jointly and severally by all the terms, covenants, and agreements of this Lease.

         25.02. The term "Landlord" as used in this Lease refers only to the owner for the time being of Landlord's estate in the Land or the Building, with any subsequent owner succeeding to all the rights and interests of Landlord under this Lease as of the effective date of the relevant transfer. Upon such transfer Tenant shall be notified in writing by Landlord all sums due from Tenant hereunder from and after the date of receipt of such notice shall be remitted as instructed from time to time by the successor Landlord. Landlord shall be and is hereby relieved from any breach of covenants or obligations of Landlord hereunder arising or occurring after the date of transfer of Landlord's estate in the Demised Premises or the Building, but only if the transferee shall have assumed and agreed to carry out all covenants and obligations of Landlord hereunder during such time as said transferee shall own or hold Landlord's estate or interest in the Demised Premises or the Building. The provisions of this Article XXV shall apply to each successive transfer of Landlord's interest or estate. The liability of the Landlord under this Lease shall be and is hereby limited to Landlord's interest in the Demised Premises and the Building of which it is a part, and no other asset of Landlord shall be affected by reason of any liability which Landlord may have to Tenant or to any other person by reason of this Lease, the execution thereof, or the acquisition of Landlord's interest.

         25.03. Landlord shall not unreasonably withhold or delay its consent to the assignment of this Lease to one or more assignees, or the subletting of all or part of the Demised Premises to one or more subtenants, provided that:

         (a) Tenant delivers to Landlord an assumption of this Lease, duly executed by the assignee or subtenant, or a copy of the assignment or sublease agreement in which such assumption is set forth;

         (b) Tenant- shall remain liable under this Lease despite such assignment or sublease unless Landlord has the opportunity to review the financial information related to assignee or sublessee as reasonably requested by Landlord and Landlord determines, in its sold discretion, that such assignee or sublessee is at least as creditworthy as Tenant;

         (c) The proposed assignee or subtenant engages in a reputable business normally conducted in first class office space which is reasonably compatible with other tenants in the Building; and

         (d) All other conditions of this Lease are satisfied.

         25.04. Subject to the provisions of 25.02 and 25.03 hereof, all rights, obligations and liabilities hereupon given to or imposed upon the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, subtenants and assigns of said parties.

                              ARTICLE XXVI. BROKERS

         26.01. Landlord and Tenant represent that they have not dealt with any broker in connection with this Lease other than the "Additional Broker" set forth in Schedule I and Southwind, Ltd. Landlord and Tenant each covenant and agree to pay and hold harmless and indemnify the other from and against any and all costs, expenses, including reasonable attorneys' fees, or liabilities for any compensation, commission or charge claimed by any other broker or agent with whom such party has had any dealings or negotiations with respect to this Lease or the negotiation thereof.

                           ARTICLE XXVII. COUNTERPARTS

         27.01. This Lease has been executed in several counterparts, all of which constitute one and the same instrument. This Lease shall not be binding and in effect until at least one counterpart, duly executed by Landlord and Tenant, has been delivered to each party hereto.

                       ARTICLE XXVIII. MEMORANDUM OF LEASE

         28.01. This Lease shall not be recorded; however, upon the request of either party, the parties shall execute a memorandum or short form of this Lease for recording purposes containing the names of the parties, a description of the Demised Premises, the term and any possible extensions of this Lease, the dates hereof, and any options and rights of first refusal hereunder, but in no event shall such document contain any reference to the amounts of rents or other payments provided for hereunder. The requesting party shall pay all costs of preparation and recording of such memorandum.

                              ARTICLE XXIX. PARKING

         29.01. Landlord shall provide Tenant parking spaces on the terms and conditions set forth in Schedule I. Landlord acknowledges that parking availability on the terms and conditions set forth in Schedule I is a material inducement to Tenant's execution of this Lease. In the event Landlord fails to provide such parking to Tenant, Tenant shall have the right to exercise all remedies granted to Tenant pursuant to Section 6.02 of the Lease.

                       ARTICLE XXX. ADDITIONAL PROVISIONS

         30.01. SCHEDULE AND EXHIBITS. It is further agreed that those additional sections appearing in Schedule I are incorporated herein by reference as if fully set forth herein and constitute a part of this Lease. Each Schedule and Exhibit shall be initialed by the parties. Any Schedule or Exhibit not attached hereto when this Lease is executed shall be initialed and attached hereto as soon after execution as reasonably is possible. All Schedules are deemed to be a part of this Lease and control to the extent the same are inconsistent with the text of this Lease.

         IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as a sealed instrument as of the day sad year first above written.

                 LANDLORD:

                 RBC CORPORATION                                    (SEAL)



                 By: _____________________________________________________
                     Its:_________________________________________________




                 TENANT:

                 BUSINESS TELECOMMUNICATIONS, INC.                  (SEAL)



                 By: _____________________________________________________
                     Its:_________________________________________________

                       AMENDMENT THREE TO LEASE AGREEMENT


         This Amendment Three to Lease Agreement (this "Agreement") made and entered into this 15 day of May, 1997 (the "Date of this Agreement") by and between RBC CORPORATION ("Landlord") and BUSINESS TELECOMMUNICATIONS, INC. ("Tenant").


                                  INTRODUCTION


         Landlord and Tenant are parties to that certain lease dated May 13, 1994, as amended and modified (collectively the "Lease"), whereby Tenant leases certain office space ~n that certain multi-story office building (the "Building") located at 4300 Six Forks Road, Raleigh, North Carolina. Landlord and Tenant now which to enter into this Agreement to, among other things, add certain space on the first floor of the Building to the Demised Premises and release certain space on the second floor of the Building. All capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Lease.


         NOW THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby amend the Lease as follows:


         1. NEW SPACE. As of the Date of this Agreement, Landlord shall deliver and Tenant shall accept 20,879 rentable square feet comprising a portion of the first floor of the Building and more particularly set forth on Exhibit A attached hereto (the "New Space"), as a portion of the Demised Premises; provided that Tenant's acceptance of the New Space is conditioned upon reasonable evidence that the overall air quality of the New Space, including without limitation moisture and humidity levels, is of equal quality to the remainder of the Demised Premises. As of March 1, 1998 (the "Start Date"), Tenant shall commence paying Rent on the New Space at the Rental Rate of 514 50 per rentable square foot subject to all escalations and expense pass throughs set forth in the Lease; provided that in no event shall the Rental Rate for the New Space be increased by more than six percent (6%) per annum calculated on a cumulative basis from the previous year; provided further that said Rental Rate increase for the New Space shall be calculated based on the net rent for the previous year which shall be the Rental Rate of $14.50 per rentable square foot minus the actual Operating Expenses and Real Estate Taxes for calendar year 1998.


         2. BASE AMOUNT. With regard solely to the New Space, the Base Amount and Tax Base Amount, for purposes of Operating Expenses and Real Estate Taxes, shall be the actual Operating Expenses and Real Estate Taxes for calendar year 1998 as set forth in the Lease divided by 162,820 rentable square feet.


         3. RELEASE OF SPACE. As of January 1, 1998, Tenant shall vacate and return to Landlord, in the manner set forth in the Lease, approximately 8,912 rentable square feet on the second floor of the Building which space is more particularly set forth on Exhibit B attached hereto, which space shall as of January 1, 1998 be deleted from the Demises Premises. Tenant shall nor be liable for any termination fees, leasing commissions or any unamortized portion of the upfitting allowance with regard to the Released Space and shall additionally not be liable for any costs incurred in connection with thc construction of demising walls for the purpose of separating the Released Space. Tenant shall fully cooperate with Landlord with regard to any reconfiguration of the Released Space. Tenant's obligation to pay rent for the Released Space shall cease as of December 31, 1997.. Tenant shall retain all future options, fights of first refusal on Released Space as amended herein.


         4. UPFITTING ALLOWANCE. Landlord shall provide Tenant with an allowance for upfitting the New Space, limited to $37.5() rentable .square foot contained in thc New Space, which allowance shall satisfy all of Landlord's upfitting obligations under thc Lease with respect to the New Space, except as provided in
Section 1, relating to air quality, and Section 7, Access/Security of this Agreement. The total upfitting allowance shall be paid by Landlord to Tenant within thirty (30) days of the Date of this Agreement.


         5. RIGHT OF FIRST REFUSAL. As of the Date of this Agreement, Tenant's existing Right of First Refusal, as contained in that certain Amendment Two to Lease Agreement, shall be amended so that Tenant shall have fifteen (l5) rather than thirty (30) days in which to consent to lease subject space.


         6. AFTER HOURS HVAC. Landlord shall forgive Tenant's after hours HVAC expenses through February 28, 1997. As of March 1, 1997, Tenant shall only be liable for such after hours HVAC charges that include electrical costs and shall not be liable for any charges relating to the depreciation of HVAC equipment. Landlord shall provide Tenant with the cost of the 1996 HVAC electrical costs within thirty (30) days of this Agreement.


         7. TENANT PARKING. Tenant shall be allocated seven (7) marked reserved parking spaces in the Building parking area in lieu and in substitution for all parking allocated under the Lease.

         8. ACCESS/SECURITY. Landlord shall, at its sole cost, develop and implement a plan, which plan shall be mutually agreed upon by Landlord and Tenant prior to implementation, to improve the access and security features of the Building's mechanical access system and the Building loading dock area.


         All terms and conditions of the Lease, except as amended hereby, shall remain in full force and effect.


                            [SIGNATURE PAGE ATTACHED]

         IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be executed and their seals affixed hereto as of the day and year first written above.

                         LANDLORD:

                         RBC CORPORATION

                         BY:      FIRST UNION NATIONAL BANK
                         ITS:     AUTHORIZED AGENT  (SEAL)



                         By:____________________________________
                         It:____________________________________





                          TENANT:

                          BUSINESS TELECOMMUNICATIONS, INC.
                                                                      (SEAL)



                          By:___________________________________
                          Its:__________________________________

                        AMENDMENT TWO TO LEASE AGREEMENT


         This Amendment Two to Lease Agreement (this "Agreement") made and entered into this 30th day of November, 195 by and between RBC CORPORATION ("Landlord") and BUSINESS TELECOMMUNICATIONS, INC. ("Tenant").


                                  INTRODUCTION


         Landlord and Tenant are parties to that certain lease dated May 13, 1994, as amended March 1, 1995 (collectively the "Lease"), whereby Tenant leases certain office space in that certain multi-story office building (the "Building") located at 4300 Six Forks Road, Raleigh, North Carolina. All capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Lease.


         NOW, THEREFORE, in consideration of the release by BTI of its rights under an option dated March 28, 1995, the parties do hereby amend the Lease by adding to Schedule I the following additional provisions:


         1. RIGHT OF FIRST REFUSAL. Prior to entering into any future contractual arrangements for vacant space in the Building, or agreeing to the expansion of any existing space or extension of the term of any lease currently in existence (including the granting of renewal and expansion options), Landlord shall notify Tenant, in writing, of the proposed contractual arrangement, by forwarding to Tenant a copy of the proposed term sheet for the space being considered by the proposed tenant, including a description of the tenant space involved therein, proposed delivery date, rental rate, upfitting allowance and term upon which Landlord desires to offer the subject space to the designated third party. Upon receipt of such notice, Tenant shall have thirty (30) days to consent to lease the subject space on the disclosed terms and conditions by providing notice of such election to Landlord. If notice of election is not given, then Landlord shall be free to contract for the subject space with the designated third party on terms and conditions substantially the same as those set forth in the notice to Tenant; provided, however, that if after negotiations with the designated third party for the subject space the proposed contractual arrangement is changed so as not to be substantially the same in any respect as set forth in the notice to Tenant, Landlord shall so notify Tenant, in writing, and Tenant shall have ten (10) days from the delivery of such written notice in which to reconsider its decision as to the leasing of the subject space. In the event that any such designated space is not leased to the designated third party within ninety (90) days of the date upon which Tenant declines to lease such space, the Right of First Refusal in favor of Tenant for any full space shall continue thereafter in full force and effect.


         2. FIRST FLOOR LEASES. Landlord shall enter into no lease for space on the First Floor of the Building which includes an extension, renewal or other opportunity to extend such Lease in excess of a base term of five years and shall notify Tenant in writing of the expiration date upon execution of any such lease. Upon expiration of any such initial five year term for First Floor leases, BTI shall during the term of its lease, including any options, renewal, or extension, have the option to expand the Demised Premises to include such First Floor Space. This option shall be exercised by Tenant by providing written notice of exercise to Landlord at least 180 days prior to expiration of the then current lease.

         All terms and conditions of the Lease, except as amended hereby, shall remain in full force and effect.


         IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be executed and their seals affixed hereto as of the day and year first written above.

WITNESSES:                         LANDLORD:

                                   RBC CORPORATION            (SEAL)




________________________           By:________________________________
                                   Its:_______________________________


                                   TENANT:

                                   BUSINESS TELECOMMUNICATION, INC.
                                                                 (SEAL)




_________________________          By:________________________________
                                  Its:________________________________
 .

                        AMENDMENT ONE TO LEASE AGREEMENT


         This Amendment One to Lease Agreement (this "Amendment") is entered into to be effective as of the 1st day of March, 1995, by and between RBC Corporation ("Landlord") and Business Telecommunications, Inc. ("Tenant").


                                  INTRODUCTION


         Landlord and Tenant previously entered into that certain Lease (the "Lease") dated May 13, 1994, whereby Landlord leased to Tenant, and Tenant leased from Landlord, approximately 43,701 rentable square feet of space (the "Demised Premises") on the fifth (14,312 rsf), sixth (14,312 rsf) and ninth (15,077 rsf) floors of that certain nine-story office building (the "Building") located at 4300 Six Forks Road, Raleigh, North Carolina. Additionally, Tenant had certain rights to occupy 6,299 rentable square feet of space on the second floor of the Building subject to certain preleasing conditions. Landlord and Tenant desire to modify certain terms of the Lease related to the original Demised Premises and to provide for the leasing of the second floor of the Building by Tenant on the terms and conditions set forth herein. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Lease.


         NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby amend the Lease as follows:


         1. The first and last sentence of Section 4.07 of the Lease are deleted in their entirety, and the following is substituted in lieu of the first sentence thereof:


                    4.07 Tenant shall have the option to extend the term of this Lease for the additional Option Period(s) set forth in Schedule I. In this regard, Landlord and Tenant shall commence discussions related to Tenant's exercise of such option to extend the term on or before May 1, 2001 and shall negotiate in good faith for a period not to exceed one year related to the extension of the term of this Lease by Tenant. Negotiations shall be completed and Tenant's option to extend the term of the Lease shall be exercised, if at all, prior to May 1, 2002.


         2. Section 4.08 of the Lease is deleted in its entirety, and the following is substituted in lieu thereof:


                    4.08 Tenant shall have the option to lease certain office space located on the fourth floor of the Building (the "Option Space") pursuant to the terms set forth herein. Landlord shall be entitled to enter into one or more leases for all or any portion of the Option Space so long as termination date for such lease(s) is no later than September 30, 2000. Upon entering into lease(s) with third parties for the Option Space, or any portion thereof,

                            Landlord shall notify Tenant ion writing of the expiration date(s) of such lease(s) and the portion(s) of the Option Space which is subject to such lease(s). Tenant shall have the option to lease the portion of the Option Space subject to a third party lease upon the termination of such lease (by expiration of the term or otherwise) by providing at least 180 days prior written notice to Landlord. In the event Tenant does not exercise this option, the option related to the portion of the Option Space subject to the lease then terminated shall be rendered null and void. In the event Tenant does exercise the option to lease the space subject to a then terminated lease, the portion of the Option Space shall be leased on the same terms and conditions as all other portions of the Demised Premises as provided in the Lease; provided, however, that (i) Tenant shall have 90 days after Landlord delivers such space to Tenant free and clear of all other tenants and occupants to upfit the same; (ii) Tenant shall pay no monthly installments of Annual Minimum Rent or additional rent related to such space for a period of four (4) months following the 90-day upfit period; and (iii) Tenant's upfitting allowance related to such space shall be limited to $15.00 per rentable square foot contained therein. If any portion of the Option Space has not been leased and upfitted, Tenant shall have the option to lease such space effective on September 30, 2000 upon 180 days prior written notice to Landlord upon the rent, terms and conditions set forth above.


         3. Section 7.05(o) is amended by deleting the last five lines thereof and substituting the following:


                           building or such signage; provided, further, however, that Tenant shall be responsible for all expenses incurred in connection with the purchase, installation, maintenance, operation and removal of such sign.


         4. On March 1, 1995 Landlord shall deliver the second floor of the Building to Tenant, free of other tenants and occupants, as a portion of the Demised Premises. Tenant shall have 60 days thereafter to finalize the design, construction drawings and pricing related to the upfitting for the second floor and 90 days thereafter to upfit the second floor. Landlord and Tenant acknowledge and agree that Tenant initially will complete the upfitting related to the 6,299 square feet of space located on the second floor and may complete only a portion of the upfitting on the remaining 19,920 square feet of space located on the second floor. Confirmation of the leasing of the second floor of the Building to Tenant shall be accomplished by deleting Schedule I of the Lease in its entirety, and substituting in place thereof Schedule I (Revised March 1, 1995) attached hereto.

         5. Effective as of March 1, 1995, the floor plan of the second floor of the Building attached hereto as Exhibit B is deemed to be included within Exhibit B of the Lease.

         6. All terms and conditions of the Lease, except as modified hereby shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as a sealed instrument as of the day and year first above written.


                            LANDLORD

                            RBC CORPORATION            (SEAL)

                            By:      Southwind, Ltd.
                                  Its:        Managing Agent




                                  By:                Edward R. Bagwell
                                        -----------------------------------
                                          Its:         President




                            TENANT

                            BUSINESS TELECOMMUNICATIONS, INC.
                                                                        (SEAL)




                            By: _______________________________________
                                 Its. _________________________________


                                       3